CONSENT OF INDEPENDENT ACCOUNTANTS
                      ---------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-60244) of SunAmerica Inc. of our report dated May 22, 1998 which appears on page 2 of this Annual Report on Form 11-K for the year ended December 31, 1997.



Price Waterhouse LLP
Los Angeles, California
June 2, 1998